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                                   EXHIBIT 4.3

                        COMMON STOCK CERTIFICATE SPECIMEN


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                                    SPECIMEN
                          INTERNET SPORTS NETWORK, INC.
                   AUTHORIZED COMMON STOCK: 50,000,000 SHARES
                            PAR VALUE: $.00 PER SHARE


     THIS CERTIFIES THAT ___________________________________________ is the
record holder of ________________________________________________ Shares of
Internet Sports Network, Inc., Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this
Certificate properly endorsed.   This Certificate is not valid until
countersigned by the Transfer Agent and registered by the Registrar.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

_______________________________              ________________________________
                      Secretary                                     President




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